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                                                                    EXHIBIT 4-AE



                         ---------------------------------
                          FIFTH SUPPLEMENTAL INDENTURE

                                     between

                             HERCULES INCORPORATED,
                                    as Issuer

                                       and

                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                          Dated as of January 24, 2000

                         ---------------------------------
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                                TABLE OF CONTENTS

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                                                  ARTICLE 1


         SECTION 1.01.  Definitions...................................................................            2

                                                  ARTICLE 2


         SECTION 2.01.  Ratification of Base Indenture, the First Supplemental Indenture,
                                   the Second Supplemental Indenture and the Third
                                    Supplemental Indenture:
                                    Fifth Supplemental Indenture Controls.............................            2
         SECTION 2.02.  Trustee Not Responsible for Recitals..........................................            2
         SECTION 2.03.  Governing Law.................................................................            2
         SECTION 2.04.  Severability..................................................................            2
         SECTION 2.05.  Counterparts..................................................................            2
         SECTION 2.06.  Terms Defined.................................................................            2
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         FIFTH SUPPLEMENTAL INDENTURE, dated as of January 24, 2000 (the "FIFTH
SUPPLEMENTAL INDENTURE"), between Hercules Incorporated, a Delaware corporation
(the "Company"), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "TRUSTEE").

         WHEREAS, the Company and the Trustee are parties to the Junior Subordinated Debentures Indenture dated as of November 12, 1998 between the Company and the Trustee (the "BASE INDENTURE"), as supplemented by a First Supplemental Indenture dated as of November 12, 1998 between the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE"), a Second Supplemental Indenture dated as of July 6, 1999 (the "SECOND SUPPLEMENTAL INDENTURE") and a Third Supplemental Indenture dated as of October 25, 1999 (the "THIRD SUPPLEMENTAL INDENTURE" and together with the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Fifth Supplemental Indenture, the "INDENTURE");

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debentures (the "DEBENTURES") to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, pursuant to the terms of the Indenture in the First Supplemental Indenture, the Company provided for the establishment of a new series of its Debentures known as its Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES");

         WHEREAS, the Indenture provides that the Company and the Trustee may amend the Indenture, with the consent of at least a majority in the aggregate principal amount of the Debentures affected thereby, to provide for, among other things, a change in the stated maturity of that series of Debentures;

         WHEREAS, the Company and the Trustee desire to modify certain provisions of the Indenture to extend the maturity date of the Subordinated Notes;

         WHEREAS, all things necessary to make this Fifth Supplemental Indenture a valid indenture and agreement according to its terms have been done;

         NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Notes by the Holder thereof, and for the purpose of amending and restating certain terms of the Indenture relating to the stated maturity of the Subordinated Notes, the Company covenants and agrees with the Trustee as follows:
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                                    ARTICLE 1

         SECTION 1.01. Definitions. The definition of "Maturity Date" contained in Section 1.01 of the Second Supplemental Indenture is hereby amended to read in its entirety as follows:

         ""MATURITY DATE" means February 28, 2000."

                                    ARTICLE 2

         SECTION 2.01. Ratification of Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental
Indenture: Fifth Supplemental Indenture Controls. The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and this Fifth Supplemental Indenture, is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall supersede the provisions of the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture to the extent the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture or the Third Supplemental Indenture is inconsistent herewith.

         SECTION 2.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Fifth Supplemental Indenture.

         SECTION 2.03. Governing Law. This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 2.04. Severability. If any provision in the Base Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, this Fifth Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 2.05. Counterparts. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Fifth Supplemental Indenture.

         SECTION 2.06. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.


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         IN WITNESS WHEREOF, the parties hereto have caused this Fifth
Supplemental Indenture to be duly executed as of the day and year first above written.


                                        HERCULES INCORPORATED,
                                              as Issuer


                                        By:
                                           -----------------------------------
                                                 Name:
                                                 Title:



                                        THE CHASE MANHATTAN BANK,
                                                 as Trustee


                                        By:
                                           -----------------------------------
                                                 Name:
                                                 Title: